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                                                                      EXHIBIT 21


                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                           SUBSIDIARIES AND AFFILIATES

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                                                                     JURISDICTION OF                 OWNERSHIP
          COMPANY                                                    INCORPORATION                   INTEREST
         ----------------------------------------------------------------------------------------------------------

          Allied Friction Products Australia Pty Ltd.                Australia                        100%
          Bay State Transit Services, LLC                            Delaware                          75%
          Cobra Europe S.A.                                          France                           100%
          Evand Pty Ltd.                                             Australia                        100%
          F.I.P. Pty Ltd.                                            Australia                        100%
          Greysham Railway Friction Products                         India                             65%
          H.P. s.r.l.                                                Italy                            100%
          MCM Tecnologia S.A., de C.V.                               Mexico                           100%
          MotivePower Canada Corporation                             Nova Scotia                      100%
          MotivePower Foreign Sales Corporation                      Barbados                         100%
          MotivePower, Inc.                                          Delaware                         100%
          Motor Coils de Mexico S.A., de C.V.                        Mexico                           100%
          MPI Comercial S.A., de C.V.                                Mexico                           100%
          MPI de Mexico S.A. de C.V.                                 Mexico                           100%
          MPI Noreste S.A., de C.V.                                  Mexico                           100%
          MPI Sureste S.A., de C.V.                                  Mexico                           100%
          Pioneer Friction Limited                                   India                             51%
          Railroad Friction Products Corporation                     Delaware                         100%
          RFPC Holding Corporation                                   Delaware                         100%
          Stone UK, Ltd.                                             United Kingdom                   100%
          ThermoSealed Castings Ltd.                                 Canada                           100%
          Vapor Canada Inc.                                          Canada                           100%
          Vapor Corporation                                          Delaware                         100%
          Vapor UK Limited                                           United Kingdom                   100%
          Wabco Freight Car Products Ltd.                            Canada                           100%
          Wabco/MPI de Mexico S.A., de C.V.                          Mexico                           100%
          Wabtec Australia Pty. Limited                              Australia                        100%
          Wabtec Corporation                                         New York                         100%
          Wabtec Distribution Company                                Delaware                         100%
          Wabtec Engine Systems Company                              Delaware                         100%
          Wabtec Foundry Ltd.                                        Canada                           100%
          Wabtec Holding Corp.                                       Delaware                         100%
          Wabtec Rail Limited                                        United Kingdom                   100%
          Wabtec Railway Products India Private Ltd.                 India                            100%
          Westinghouse International Corporation                     Barbados                         100%
          Westinghouse Railway Holdings (Canada) Inc.                Canada                           100%
          Young Touchstone Company                                   Wisconsin                        100%
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